Green Bonds – Made by KfW. September 2019 Filed pursuant to Rule 433; Registration No. 333-224298

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. KfW’s prospectus supplement relating to the bonds is available through the following link:

https://www.sec.gov/Archives/edgar/data/821533/000104746918003755/a2235404z424b3.htm .

KfW’s base prospectus relating to SEC-registered notes is available through the following link:

https://www.sec.gov/Archives/edgar/data/821533/000104746918003754/a2235558z424b3.htm .

Alternatively, the issuer will arrange to send you the prospectus, which you may request by calling collect 1-800-292-0049 (for the operator) and then 069-7431-22-22 (for KfW’s Investor Relations Team) or by emailing investor.relations@kfw.de.

The following presentation may contain forward looking statements. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this presentation and include statements regarding KfW’s intentions, beliefs or current expectations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. KfW cautions you that forward-looking statements are not guarantees of future performance or developments, which may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if the performance or the developments are consistent with the forward-looking statements contained in this presentation, those developments may not be indicative of results or developments in subsequent periods not covered by this presentation.

The presentation only speaks as of its date. KfW undertakes no obligation, and does not expect to publicly update, or publicly revise, any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to KfW or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above or contained elsewhere in this presentation.

Green Bonds - Made by KfW / September 2019	2

KfW – Commitment to sustainability KfW at a glance and the importance of its holistic sustainability approach Green Bonds – Made by KfW KfW’s green bond framework and the green bonds’ mode of operation Green Bond issuances Overview, experience and reporting KfW at debt capital markets KfW as an issuer of bonds and notes Green Bond portfolio of KfW KfW as an investor in green bonds Agenda Green Bonds - Made by KfW / September 2019

KfW – Commitment to sustainability KfW at a glance and the importance of its holistic sustainability approach Green Bonds - Made by KfW / September 2019

KfW in brief Shareholders The promotional bank of the Federal Republic of Germany, established in 1948 as a public law institution. Benefits from explicit and direct statutory guarantee and institutional liability by the Federal Republic of Germany. Regulated by the "Law concerning KfW" and exempt from corporate taxes. Zero risk weighting of KfW’s bonds.(2) Supervision by the German Federal Ministry of Finance and the German Financial Supervisory Authority "BaFin". Subject to certain provisions of German and European bank regulatory laws by analogy, in large part with effect from January 1, 2016. 80% 20% Bonn Federal Republic of Germany German federal states Berlin Frankfurt Sustainability Credit Aaa AAA Moody‘s S&P AAA Scope TOP 2 out of 19 out of 342 "Prime" # 1 ISS ESG Sustainalytics imug Rating(1) Cologne (DEG) Headquarters: Frankfurt am Main Branches: Berlin, Bonn Germanyʼs flagship development agency German credit Professionally supervised and regulated MSCI AAA (2) According to the standardized approach of the Capital Requirements Regulation (CRR) Green Bonds - Made by KfW / September 2019 (1) A rating is not a recommendation to buy, sell or hold securities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

About 80 representative offices Worldwide presence Tiflis Yerevan Amman Kampala Windhoek Pretoria Lusaka Skopje Ankara Kyiv Belgrad Priština Sarajevo Tirana Berlin Frankfurt Istanbul London Brussels Cologne Podgorica Bonn Cairo Ramallah-Al-Bireh Addis Abeba Kigali Rabat Dakar Accra Ouagadougou Yaoundé Bamako Cotonou Kinshasa Niamey Manila Baku Beijing Jakarta Kabul Islamabad Ulan Bator Hanoi Dhaka Bishkek Taschkent Dushanbe Bangkok Phnom Penh Kathmandu New Delhi Mumbai Moscow Lima La Paz Brasilia Managua Tegucigalpa Mexiko City São Paulo Quito Bogotá Guatemala City New York Sanaa Maputo Daressalam Lilongwe Abu Dhabi Johannesburg Nairobi San Salvador Singapore Bujumbura Rangoon Tunis Mazar-e-Sharif Vientiane Ho Chi Minh City Chişinău Lomé Beirut Number of KfW employees Abidjan Green Bonds - Made by KfW / September 2019

KfW Capital Promotion of Developing Countries & Emerging Economies Financial Markets New business 2018: EUR 75.5bn (2017: EUR 76.5bn) KfW Group’s business activities Individual financings for municipal & social infrastructure, customized financing for FI & promotional institutes of German federal states Customized Finance & Public Clients Subsidiary (100%, est. 2018) to carry out KfW’s entire private equity & venture capital business KfW’s public (KfW Development Bank) & private sector activities (DEG) in developing countries ABS/ABCP & Green Bond Portfolio <1% Export & Project Finance (KfW IPEX-Bank) 13% 23% 14% 2% Environment investment ratio: New business for environment and climate protection in % of total new business volume. New business for SMEs in % of total new domestic business volume. 40% Domestic International Domestic SME ratio: 41% Subsidiary (100%, est. 2007) for exports and project & corporate financing world-wide 48% Standardized financing products for SMEs, business founders, start-ups, self-employed professionals and private individuals SME Bank & Private Clients Green Bonds - Made by KfW / September 2019 Based on 2018 data.

KfW involves commercial banks in its domestic activities Proven and successful business model Backed by Understanding II reached with EU Commission On-lending bank Lender Final borrower Green Bonds - Made by KfW / September 2019

Manifold activities to improve sustainabilty and to act as vocal advocate - examples Sustainability has been and remains one of KfWʼs top priorities Setting new corporate targets: KfW shall remain among top-performer in ESG ratings by renowned int’l ESG rating agencies Improving lending business: Development of a group-wide KfW Roadmap Sustainable Finance by 2020: Improvement of impact evaluation of KfW’s business (e.g. SDG mapping) Assessment of sustainability control elements in bank steering Consideration of ESG and climate risks in internal risk management process Financing landmark projects: Clean Ocean Initiative (KfW, EIB and AFD; 2018) EUR 2bn for sustainable projects to reduce the pollution in the world’s ocean within the next 5 years Focus on river and costal areas of developing countries in Asia, Africa, and the Middle East Engaging in global initiatives: PRI – Principles for Responsible Investments signatory Green Bond Principles Executive Committee member TCFD – Task-Force on Climate-related Financial Disclosure supporter "Sustainability has always been an important part of our DNA. KfW is sustainable in a holistic sense, i.e. our understanding of sustainability goes far beyond environment and climate protection. " Dr. Günther Bräunig, CEO Green Bonds - Made by KfW / September 2019

Since 2019 with explicit reference to SDGs, Paris Agreement and German Governmentʼs sustainability strategy Holistic sustainability approach at KfW KfW Bankengruppe Declaration on the respect for human rights in its business operations KfW sustainability mission statement and areas of action Sustainability management Banking business Employer Banking operations Sustainability communications Employer attractiveness Equality Reconciling of work and private life Social commitment Sustainability organisation: Chief Sustainability Officer Group officer for sustainability Network of decentralised sustainability officers Sustainability guidelines for banking business and operations Sustainability ratings and rankings Inclusion in strategic objectives Financings (in line with the megatrends of climate change and environment; globalisation, social change, digitalisation and innovation; social change) Capital market Risk management Corporate governance & compliance In-house environmental protection Procurement Sustainability report Sustainability portal Stakeholder management (dialogue and communication) Green Bonds - Made by KfW / September 2019 Banking business Employer Banking operations Employer attractiveness Equality Reconciling of work and private life Social commitment Financings (in line with the megatrends of climate change & environment; globalisation, social change, digitalisation & innovation) Corporate governance & compliance In-house environmental protection Procurement

KfWʼs business activities contribute to all 17 SDGs Most of KfW’s new commitments a year contribute to at least one SDG Focal SDGs are: Numbers represent the share of new commitments in 2018 A contribution to all of the United Nationsʼ Sustainable Development Goals Spotlight 1: Sustainable lending business The heart of KfWʼs business activities: PROMOTION 40% Climate Change & Environment 5% Digitalisation & Innovation 22% Globalisation 12% Social Change Initiative for SDG mapping of entire KfW Groupʼs business (preliminary results) Green Bonds - Made by KfW / September 2019

In-house environmental protection Internal sustainability & environmental management system since 1994 Spotlight 2: Sustainable own operations 100% of KfW’s GHG emissions from energy consumption and business travel are offset by purchasing Clean Development Mechanism certificates. Fields of activities Energy consumption and green electricity Energy-efficient buildings Business travel and commuting Water and wastewater Recycled paper Charging stations for electric cars & e-bikes In-house targets (samples) Car policy with binding criteria that promote ecological vehicles Conversion of the heating and cooling supply in head quarter (Frankfurt). Target: reduce GHG emissions by around 1,500 t/a KfW GHG emissions (in tons) 2015 2016 2017 2018 Energy consumption 6,294 6,734 7,070 7,570 Total business travel 7,394 7,411 8,208 8,665 Total 13,628 14,145 15,278 16,235 Ø per employee 2.2 2.1 2.1 2.1 Reporting Environmental reporting/accounting since 1998 Sustainability report since 2006 Comprehensive sustainability reporting on www.kfw.de Green Bonds - Made by KfW / September 2019

As PRI member KfW manages fixed-income investments in a sustainable manner Pure fixed income portfolio Buy-and-hold strategy Exclusively investment-grade bonds Strategy Government bonds, covered bonds Financials Bonds issued by government-related issuers and agencies ABS Asset Classes KfWʼs Liquidity Portfolio Spotlight 3: Sustainable investment approach Green Bonds - Made by KfW / September 2019 €27bn securing KfWʼs liquidity Exclusion Criteria Investments only in bonds from issuers who are in compliance with the IFC exclusion list Engagement The sustainability rating of an issuer is crucial for a potential bond investment Dialogue with the issuers on a regular basis ESG Integration Only investments in bonds of issuers whose sustainability score is among the best 80% of the respective sector Sustainability assessment of issuers performed by an external provider (ISS ESG) Sustainable Investment Approach for the Liquidity Portfolio Best-in-Class Approach

Top ESG ratings confirm KfW’s holistic sustainability approach Renown international rating agencies assign KfW to be among top-performers in ESG Green Bonds - Made by KfW / September 2019 KfW’s strengths Comprehensive policy regarding the respect for human rights. Development and implementation of an approach to calculate GHG emissions in the corp. value chain. Code of conduct covering impor-tant aspects of business ethics. Reasonable integration of environ-mental and social aspects into the own investment portfolio. KfW’s strengths KfW is rated as leader in sustainability aspects within its peer group and all banks worldwide. KfW continues with strong sustainability performance and even outperforms its excellent results from last year in all three ESG categories. KfW’s strengths Profound measures regarding the management of ESG issues. Performance regarding environmental and governance criteria is above average and on average regarding social criteria. Specifically striking is the positive performance in the area of environmental business operations. KfW is among the 2 best out of 19 develop-ment banks KfW is #1 out of 342 listed and non-listed banks KfW is among the best-rated institutions in its peer group Prime KfW has set a new strategic objective of achieving top sustainability rankings among its peers. A+ D- C+ Leader Industry KfW’s strengths In 2018, KfW received a rating of AAA (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment. KfW’s rating is at very high level AAA 10 Last update: Sep 4, 2018 Last update: Sep 23, 2018 Last update: March 1, 2019 Last update: March 18, 2019 0 7.9 AAA D BB Leader 100 0 93 Industry BB Leader

Green Bonds – Made by KfW KfW’s green bond framework and the green bonds’ mode of operation Green Bonds - Made by KfW / September 2019

Overarching Strategy and Motivation Why issuing “Green Bonds – Made by KfW”? INCR EASE Green Investments We want to boost environmental investments via capital markets by being a catalyst SUP PORT Low Carbon Economy We want to actively support the transition to a low carbon economy ENHANCE Sustainability Profile We want to enhance our sustainability profile amongst our stakeholders Green Bonds - Made by KfW / September 2019 KfW’s mission: Performing promotional tasks to, among others, protect the environment. DIVERSIFY New Investors We want to attract new investors and thereby diversify our investor base Green Bonds – Made by KfW.

Increasing investors’ willingness to engage in green finance KfW is one of the most active participants in the green bond market Green Bonds Issuance Volume (EUR in billions per year, excl. ABS & U.S. municipalities) 1st Green Bonds by EIB and World Bank Launch of the Climate Bonds Initiative 1st Corporate Green Bond by Vasakronan/Sweden Launch of the Green Bond Principles 1st Green Covered Bond by BerlinHyp 1st Green Bond by a state by Poland €350bn in Green Bonds ever issued United Nations’ SDGs COP 21 Paris agreement 1st Green Bond – Made by KfW Launch of KfW Green Bond Portfolio KfW becomes ExCom-Member of Green Bond Principles €14.5bn KfW Green Bonds outstanding 1st Framework “Green Bonds – Made by KfW” Source: Bloomberg Green Bonds - Made by KfW / September 2019 2nd Framework ?

Funding How do “Green Bonds – Made by KfW“ work? Liquidity management Lender On-lending bank Final borrower Green Bonds - Made by KfW / September 2019 ESG conscious investors Renewable Energy & Energy Efficiency 2 Loan Programmes 36,268 loans 2018 Residential buildings Wind energy Solar Other renewables €9.3bn 2018 €1.6bn 2018 €1bn 8y Green Bonds – Made by KfW Distribution by Loan Programme and Country* Germany France SEK5bn 10y SEK1bn 5y Portfolio approach A portfolio of Green Bonds is linked to a non-dynamic portfolio of disbursements out of two loan programmes. Reporting portfolio data, not project-by-project. Other OECD countries * For illustration purpose only, may be subject to adjustments. Energy efficiency projects (construction and acquisition of new energy efficient residential buildings) were newly included in eligible loan programms for KfW Green Bonds.

What are the net proceeds of KfW Green Bonds used for? Use of Proceeds: all projects (co-)financed under two KfW loan programmes Renewable Energy KfW loan programme "Renewable Energies – Standard" (no. 270) Use: Renewable energy plants for electricity generation, combined electricity and heat generation and measures to integrate renewable energy into the energy system, in particular photovoltaic panels, wind mills (on/offshore), hydropower (<20MW), and biogas/mass. Excluded are plants using fossil fuels and any equipment for the use of nuclear power. Location: Projects in Germany or, if there is a German angle, outside Germany. Borrower: enterprises, private individuals, farmers, non-profit organizations. Loan: up to EUR 50m and up to 20y repayment term; financing share up to 100% of each project. Energy Efficiency KfW loan programme "Energy-efficient Construction" (no. 153) Use: Construction and acquisition of new energy-efficient residential buildings with low energy consumption and reduced carbon emissions. Eligible buildings, including passive houses, must be at least 25% more energy efficient than German regulations as defined in the energy savings ordinance for new buildings (EnEV 2016). Location: Projects in Germany. Borrower: all kind of house-builder, e.g. private individuals or enterprises. Loan: up to EUR 100,000 per housing unit and up to 30y repayment term (annuity). All eligible green projects aim for climate change mitigation, such as the reduction of GHG emissions. Newly added in 2019 The characteristics of the loan programmes are presented in an abbreviated manner. Green Bonds - Made by KfW / September 2019

Case studies on renewable energy & energy efficiency projects Brandenburg/Germany 34,000 MWh p.a. renewable energy produced 17,799 tons p.a. estimated GHG reduction EUR 22.5m total project costs KfW financing share: 88% Windpark „Dretzen II“ by NOTUS energy GmbH Bavaria/Germany 945 MWh p.a. renewable energy produced 127 tons p.a. estimated GHG reduction EUR 420,000 total project costs KfW financing share: 95% PV system by HP-T Höglmeier Polymer-Tech GmbH Renewable Energy KfW loan programme "Renewable Energies – Standard" (no. 270) Energy Efficiency KfW loan programme "Energy-efficient Construction" (no. 153) Munich/Germany Energy-efficient measures: passive-house components, compact building shape, controlled ventilation, district heating KfW Efficient house 40 Project costs: 2,460€/m² Apartment building in a backyard Bavaria/Germany Energy-efficient measures: wooden construction, clay plaster, reed insulation, biomass heating, ventilation with heat recovery KfW Efficient house 55 Project costs: 1,465€/m² New construction of a family home Green Bonds - Made by KfW / September 2019

KfW loans are extended to final borrowers via interme-diaries such as commercial banks or local saving banks. Intermediaries apply their regular loan procedure, assume the liability for repayment to KfW and screen against the specific programmes’ eligibility criteria KfW defined. In a 2nd step, the KfW lending department reviews the loan application and compliance with the eligibility criteria of the specific KfW loan programme. All projects approved by KfW’s lending department for eligible loan programmes immediately qualify for KfW Green Bonds w/o further selection or approval process. Process for project evaluation & selection How will the eligible green projects be selected? Project Selection KfW’s environmental & social risk management framework Project Evaluation High level of environmental protection and social regulations applicable by the responsible authorities. No further ESG assessment by KfW. Germany High level of environmental protection and social regulations applicable by the responsible authorities. No further ESG assessment by KfW. EU & High-Income-OECD countries KfW’s lending department assesses possi-ble negative environmental or social impact. KfW’s Competence Centre for Environment and Sustainability reviews projects that are considered relevant. All projects must comply with int’l regula-tions incl. those of EU, World Bank, and the International Labour Organisation (ILO). All other countries Green Bonds - Made by KfW / September 2019

On a monthly basis, amounts matching requests for disbursements under KfW’s programmes “Renewable Energies – Standard” and „Energy-efficient Construction“ are allocated to an internal register starting with the beginning of the calendar year. Upon issuance of “Green Bonds – Made by KfW”, an amount equal to the net proceeds in euros of such transactions is allocated to this internal register in their order of issuance. For any “Green Bonds – Made by KfW”, KfW expects full allocation by end of the year of issuance. “Green Bonds – Made by KfW” can be increased (tapped). In terms of management of proceeds and reporting a tap is treated like a new issuance. The volume-weighted average maturity of the cumulated green bonds issued in one year may not exceed the average duration of the cumulated loan commitments for eligible green projects of the preceding year. How will the proceeds of KfW Green Bonds be managed? Management of proceeds Transparent tracking Separate euro register for each calendar year, first-in -> first-out Amount equal to net proceeds used for disbursements of eligible green projects Green bond register Green bonds in several currencies and sizes Net proceeds from issuance Loans for renewable energy & energy efficiency Green Bonds - Made by KfW / September 2019

Allocation Report Annual report until full allocation of the net proceeds. Shows allocated and unallocated proceeds, if applicable. Shows breakdown by eligible category and country of the cumulated requests for disbursement of one year. This non-dynamic portfolio is linked to the cumulated net proceeds of all green bonds issued in the same calendar year, therefore, all fully allocated “Green Bonds – Made by KfW” issued in one calendar year show the same breakdown by category/country. Prepared on a portfolio basis and shows aggregated data. Impact Report One-off report once the relevant loan programmes have been evaluated for an entire calendar year. Shows the estimated social and environmental ex-ante impact in accordance with the Harmonized Framework for Impact Reporting. Core indicators for Renewable Energy: GHG emissions reduced/avoided, renewable energy generation, capacity of renewable energy added Core indicators for Energy Efficiency: GHG emissions reduced/avoided, energy savings Prepared on a portfolio basis and shows aggregated data for each calendar year as well as the key underlying methodology and assumptions to the estimations. The non-dynamic portfolio is linked to the cumulated net proceeds of all green bonds issued in the same calendar year, therefore, all “Green Bonds – Made by KfW” issued in one calendar year show the same impact per unit financed. Reporting How does KfW report on allocation and impact of Green Bonds? KfW aims to create transparency and trust in the effectiveness of its “Green Bonds – Made by KfW” with a regular reporting. Two separate reports provide information about the allocation and impact. Find out more and sign up for our newsletter service at https://www.kfw.de/KfW-Group/Investor-Relations/U.S.-investors/ Green Bonds - Made by KfW / September 2019

Cumulated impact 2014-2018 of all KfW Green Bonds2 Expected reduction of GHG emissions 12.0m tons of CO2e p.a. Expected renewable electricity generated 17.5m MWhel p.a. Renewable energy capacity added 8,910 MWel 1Figueres are based on numbers evaluated by external research institutions (ZSW or IWU) and own calculations. Data for projects outside Germany are not available. Assumption: Projects outside Germany deliver the same impact as projects located in Germany. The share of projects outside Germany in total project costs of Programme no. 270 between 2014 and 2018 varied from 20% to 50%. Actual and future impacts might be different. 2Issuance volume €14.5bn. Preliminary as the impact of the not yet evaluated years 2017 and 2018 is estimated based on prior year‘s results. Therefore subject to adjustments. 3Based on data from the German Federal Ministry of Environment: and the German Federal Motor Transport Authority: 139gCO2e/km; 14,015km/year. 4Based on an average power consumption of a German household of 3,207kWh per year. 5Based on an average power of 1.4 GW per nuclear power plant. Ex-ante data based on external programme evaluation and on KfW’s financing share Estimated impact of “Green Bonds – Made by KfW” Renewable Energy KfW loan programme "Renewable Energies – Standard" (no. 270) Energy Efficiency KfW loan programme "Energy-efficient Construction" (no. 153) Newly added in 2019. Expected split in 2019: 80% EE, 20% RE Impact data per €1m KfW loan amount1 2014 2015 2016 2017 2018 Annual GHG emissions reduced (in tons of CO2e) 880 859 794 Not yet available Not yet available Annual renewable electricity generation (in MWhel) 1,218 1,273 1,185 Not yet available Not yet available Renewable energy capacity added (in MWel) 0.61 0.64 0.61 Not yet available Not yet available Number of jobs created/preserved (in person years) 17 17 16 Not yet available Not yet available Annual savings in energy imports (in EUR) 46.5K 46.8K 44.3K Not yet available Not yet available Annual savings in external costs (in EUR) 89.7K 86.4K 80.7K Not yet available Not yet available Impact data per €1m KfW loan amount1 2014 2015 2016 2017 2018 Annual GHG emissions reduced (in tons of CO2e) 3.8 4.4 4.6 4.6 Not yet available Annual final energy savings (in MWh) 12.5 11.9 10.9 9.6 Not yet available Number of jobs created/preserved (in person years) 12 11 11 11 Not yet available equivalent to GHGs from more than 6.1m passenger cars3 equivalent to powering almost 5.5m German housholds4 equivalent to the power of more than 6 nuclear power plants5 Green Bonds - Made by KfW / September 2019 Cumulated impact 2014-2018 of all KfW Green Bonds2 All numbers reflect KfW’s financing share only

Green Bonds issuances Overview, experience and reporting Green Bonds - Made by KfW / September 2019

Green Bonds - Made by KfW / September 2019 Highlights of KfW’s footprint in the green bond market Green Bonds – Made by KfW High Quality Aligned with GBP & Harmoni-zed Framework for Reporting, SPO, external impact evaluation. #1 in Germany €19.2bn of „Green Bonds – Made by KfW“ since 2014 make KfW one of the largest issuers globally and by far the largest issuer in Germany. Liquidity Large sizes in benchmark maturities. Contribution to SDGs 7: Affordable & Clean Energy, 11: Sustainable Cities & Com-munities, 13: Climate Action. Vocal Advocate As member (since 2015) of the Exec. Committee of the Grren Bond Principles, KfW is highly committed to foster green bond market standards. Credibility Top ESG ratings and a strong focus on green finance make KfW one of the most credible issuers of green bonds. Green Indices Eligible for many green indices like “The BofA Merrill Lynch GB Index”, “Barclays MSCI GB Index”, “S&P GB Index”, “Solactive GB Index”. Global Engagement Engaging in and supporting of int‘l and national initiatives to promote sustainability in capital markets (e.g. PRI, TCFD, EU TechExpert-Group). AUD SEK GBP USD EUR Green Bond Investor Since 2015 runs a dedicated green bond investment portfolio of €2bn (target) mandated by the Federal Ministry of Environment. Currency Split of all KfW Green Bonds issued

Green Bonds - Made by KfW / September 2019 Green Bond issuances Green Bonds – Made by KfW EUR in billions Volume of green bonds issued by August 31, 2019: EUR 19.5bn EUR USD AUD GBP SEK HKD 2.7 3.7 2.8 3.7 1.6 5.1 EUR equivalent; based on ECB reference rate on the pricing date NOK

New Investors KfW Green Bonds attract Mainstream Investors Dedicated Green Investors KfW set three goals with regard to its investor base Investors in Green Bonds – Made by KfW Investor Characteristics of 5yr experience of Green Bonds – Made by KfW new investors since 2014, primarily asset mana-gers, which did never invest before in KfW bonds in primary markets. KfW Green Bonds shall comply with strong requirements of dedicated green investors. 50% SRI In 2018, SRI bought 50% of KfW Green Bonds while their orders stood at 30% → SRI preferred. KfW Green Bonds shall raise aware-ness of mainstream investors for sustainability and green finance. Almost every discussion with investors, even with central banks and treasuries, at least touches on green bonds. Green Bonds - Made by KfW / September 2019 From discussions with investors and feedback from lead managers: dedicated green investors and SRI tend to be more buy-and-hold Share of asset managers (incl. insurances/pension funds) in KfW Green Bonds much higher than in conventional KfW bonds 39% 24% Allocation of EUR/USD bonds 2014-2018 Investors by region Europe Americas Asia Australia Predominantly European investors

A comparison of green and conventional KfW Bonds Issuer Guarantor The Federal Republic of Germany Rating (1) Moody‘s: Aaa Scope Ratings: AAA Standard & Poor‘s: AAA Risk weight 0% according to CRR/Basel III Use of Proceeds General business, however, amount equal to net proceeds for climate friend-ly projects accord. to KfW Framework General business Reporting Allocation report & Impact report None Target investors Institutional investors, especially green or socially responsible investors (SRI) Institutional investors Currency Flexible, primarily EUR, USD, GBP, AUD, SEK, JPY. Up to 20 currencies possible. Term Determined by typical maturity in relevant loan programmes, primarily 5 to 10 years Flexible, primarily 2 to 15 year Repayment Bullet Green Bonds – Made by KfW Conventional KfW Bonds Pricing Green vs. Conventional Bonds (EUR, April 2019) Conventional Bonds Green Bonds “Green Bonds – Made by KfW” achieve currently tighter spread levels in comparison with KfW’s conventional bonds for the corresponding maturity. Maturity Spread 2017 2020 2023 2025 2028 2031 Green Bonds - Made by KfW / September 2019 (1) A rating is not a recommendation to buy, sell or hold securities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Overview on issuances and reporting Green Bonds – Made by KfW 2 Green Bonds issued in EUR and USD Net proceeds from the issuances totalled EUR 2.7bn Use of proceeds Available for the full year ended December 2014 Impact Available for the full year ended December 2014; based on loan programme evaluation by ZSW 2014 5 Green Bonds issued in AUD, GBP, EUR, USD and SEK Net proceeds from the issuances totalled EUR 3.7bn Available for the full year ended December 2015 Available for the full year ended December 2015; based on loan programme evaluation by ZSW 4 Green Bonds issued in SEK, EUR, GBP and USD Net proceeds from the issuances totalled EUR 2.8bn Available for the full year ended December 2016 Available for the full year ended December 2016; based on loan programme evaluation by ZSW 7 Green Bonds issued in EUR, USD, GBP und AUD Net proceeds from the issuances totalled EUR 3.7bn Available for the full year ended December 2017 Will be disclosed once a third party has evaluated the loan programme for 2017 and 2018 Green Bonds Reporting 2015 2016 2017 2018 3 Green Bonds and 1 Schuldschein issued in EUR and SEK Net proceeds from the issuances totalled EUR 1.6bn Available for the full year ended December 2018 Will be disclosed once a third party has evaluated the loan programme for 2017 and 2018 Green Bonds - Made by KfW / September 2019

For the full year ended December 31, 2014 2014: Reporting on the Use of Proceeds Requests for Disbursements under KfW's "Renewable Energies Programme – Standard" and green bond issue proceeds 2014 2 green bonds KfW issued two green bonds in 2014 – in EUR and USD. EUR 2.7bn Net proceeds from the green bonds issued in 2014 amounted to EUR 2.7bn. 100% allocated As of December 31, 2014, 100% from the green bond issuances in 2014 were allocated to KfW's programme "Renewable Energies - Standard". 80% wind energy, 75% in Germany 80% of the requests for disbursements were for wind energy, 17% for solar energy and the remainder for biogas/-mass, hydropower and others. 75% of the financed projects were located in Germany. 22% were located in France, Sweden and the UK. 5% of total funding Green bonds account for 5% of KfW's total funding which totalled EUR 57.4bn. Distribution of disbursements by renewable energy type (2014) Geographical distribution of disbursements (2014) Green Bonds - Made by KfW / September 2019

1 Values are based on programme impacts in 2014 in Germany – with numbers evaluated by ZSW – and internal calculations; impact for projects outside Germany might be different. Environmental and social impact for the full year 2014 based on external evaluation by ZSW 2014: Reporting on the impact 1,271 tons of GHG emission reductions (CO2-equivalent) p.a. EUR 67,155 of savings on energy imports to Germany and fossil fuel costs p.a. 25 jobs created and/or saved (person years) EUR 129,606 of savings in external costs p.a. (e.g. by avoiding environmental and health damage) Commitments under KfW’s programme “Renewable Energies – Standard” in 2014 Number of loan commitments 4,805 Volume of loan commitments (EUR mn) 3,786 Thereof outside Germany (EUR mn) 1,001 Investments financed (EUR mn) 5,909 Thereof outside Germany (EUR mn) 1,886 Average loan volume per commitment (EUR) 787,910 Average investment financed per commitment (EUR) 1,229,780 Average share of financing 64% Installed electrical power supported in 2014 MWel Plant type Biogas 5.5 Solid biomass 0.1 Photovoltaic energy 570.3 Hydropower 11.0 Wind energy onshore 3,082.5 Total 3,669.4 Annual electricity production TWh 7.0 Impact of EUR 1 million investment in “Green Bonds – Made by KfW” issued 20141: Green Bonds - Made by KfW / September 2019

For the full year ended December 31, 2015 2015: Reporting on the Use of Proceeds Distribution of disbursements by renewable energy type (2015) Geographical distribution of disbursements (2015) 5 green bonds KfW issued five green bonds in 2015 – thereof three new currencies: AUD, GBP and SEK. EUR 3.7bn Net proceeds from the green bonds issued in 2015 amounted to EUR 3.7bn. 100% allocated As of December 31, 2015, 100% from the green bond issuances in 2015 were allocated to KfW's programme "Renewable Energies - Standard". 90% wind energy, 79% in Germany With 98%, the majority of all requests for disbursements were related to projects for the use of wind energy (90%) and solar energy (8%). 79% of the financed projects were located in Germany. 21% were located in France, Finland, Italy, the UK, the Netherlands, Austria, Canada and Ireland. 6% of total funding Green bonds account for 6% of KfW's total funding which totalled EUR 62.6bn. Requests for Disbursements under KfW's "Renewable Energies Programme – Standard" and green bond issue proceeds 2015 Green Bonds - Made by KfW / September 2019

1 Values are based on programme impacts in 2015 in Germany – with numbers evaluated by ZSW – and internal calculations; impact for projects outside Germany might be different. Calculated impact accounts for KfW's financing share in Germany Environmental and social impact for the full year 2015 based on external evaluation by ZSW 2015: Reporting on the impact Commitments under KfW’s programme “Renewable Energies – Standard” in 2015 Number of loan commitments 2,887 Volume of loan commitments (EUR mn) 4,266 Thereof outside Germany (EUR mn) 1,088 Investments financed (EUR mn) 5,421 Thereof outside Germany (EUR mn) 1,336 Average loan volume per commitment (EUR) 1,477,781 Average investment financed per commitment (EUR) 1,877,657 Average share of financing 79% Installed electrical power supported in 2015 MWel Plant type Biogas 13.7 Solid biomass 0.5 Photovoltaic energy 560.6 Hydropower 8.3 Wind energy onshore 3,015.9 Total 3,598.9 Annual electricity production TWh 6.7 859 tons of GHG emission reductions (CO2-equivalent) p.a. EUR 46,759 of savings on energy imports to Germany and fossil fuel costs p.a. 16 jobs created and/or saved (person years) EUR 86,418 of savings in external costs p.a. (e.g. by avoiding environmental and health damage) Impact of EUR 1 million investment in “Green Bonds – Made by KfW” issued 20151: Green Bonds - Made by KfW / September 2019

For the full year ended December 31, 2016 2016: Reporting on the Use of Proceeds Requests for Disbursements under KfW's programme "Renewable Energies – Standard" and green bond issue proceeds 2016 Distribution of disbursements by renewable energy type (2016) Geographical distribution of disbursements (2016) 4 green bonds KfW issued four green bonds in 2016 – thereof three new bonds (SEK, EUR, USD) and one tap (GBP). EUR 2.8bn Net proceeds from the green bonds issued in 2016 amounted to EUR 2.8bn. 100% allocated As of December 31, 2016, 100% from the green bond issuances in 2016 were allocated to KfW's programme "Renewable Energies - Standard". 86% wind energy, 79% in Germany With 99%, the majority of all requests for disbursements were related to projects for the use of wind energy (86%) and solar energy (13%). 79% of the financed projects were located in Germany. 21% were located in France, Denmark, the United Kingdom, Finland, the Netherlands, Croatia, Japan, Ireland, Austria, and Canada. 4% of total funding Green bonds account for 4% of KfW's total funding which totalled EUR 72.8bn. Green Bonds - Made by KfW / September 2019

1 Values are based on programme impacts in 2016 in Germany – with numbers evaluated by ZSW – and internal calculations; impact for projects outside Germany might be different. Calculated impact accounts for KfW's financing share in Germany Environmental and social impact for the full year 2016 based on external evaluation by ZWS 2016: Reporting on the Impact Commitments under KfW’s programme “Renewable Energies – Standard” in 2016 Number of loan commitments 3,138 Volume of loan commitments (EUR mn) 4,516 Thereof outside Germany (EUR mn) 826 Investments financed (EUR mn) 5,670 Thereof outside Germany (EUR mn) 1,112 Average loan volume per commitment (EUR) 1,438,987 Average investment financed per commitment (EUR) 1,806,860 Average share of financing 80% Installed electrical power supported in 2016 MWel Plant type Biogas 0.9 Solid biomass - Photovoltaic energy 538.5 Hydropower 1.78 Wind energy onshore 3,015.2 Total 3,556.4 Annual electricity production TWh 6.7 794 tons of GHG emission reductions (CO2-equivalent) p.a. EUR 44,321 of savings on energy imports to Germany and fossil fuel costs p.a. 16 jobs created and/or saved (person years) EUR 80,721 of savings in external costs p.a. (e.g. by avoiding environmental and health damage) Impact of EUR 1 million investment in “Green Bonds – Made by KfW” issued 20161: Green Bonds - Made by KfW / September 2019

For the full year ended on December 31, 2017 2017: Reporting on the Use of Proceeds Requests for disbursements under KfW's programme "Renewable Energies – Standard" and green bond issue proceeds 2017 Distribution of disbursements by renewable energy type (2017) Geographical distribution of disbursements (2017) 7 green bonds KfW issued four green bonds in 2017 – thereof four new bonds (EUR, USD) and three taps (GBP, AUD). EUR 3.7bn Net proceeds from the green bonds issued in 2017 amounted to EUR 3.7bn. 100% allocated As of December 31, 2017, 100% from the green bond issuances in 2017 were allocated to KfW's programme "Renewable Energies - Standard" 86% wind energy, 73% in Germany 98% of all requests for disbursements were related to projects for the use of wind energy (86%) and solar energy (12%). 73%, the projects financed were located in Germany. 27% of all requests for disbursements were related to projects located in France, Finland, Norway, Ireland, Denmark, Japan, the UK, Italy, Sweden, the Netherlands and Croatia. 5% of total funding Green bonds account for 5% of KfW's total funding which totalled EUR 78.2bn. Green Bonds – Made by KfW 3.7bn EUR Total 4.1bn EUR Green Bonds - Made by KfW / September 2019

For the full year ended on December 31, 2018 2018: Reporting on the Use of Proceeds Requests for disbursements under KfW's programme "Renewable Energies – Standard" and green bond issue proceeds 2018 Distribution of disbursements by renewable energy type (2018) Geographical distribution of disbursements (2018) 4 green bonds KfW issued three green bonds in EUR and SEK and one green promissary note loan (Schuldschein) in EUR in 2018. EUR 1.6bn Net proceeds from the green bonds issued in 2018 amounted to EUR 1.6bn. 100% allocated As of December 31, 2018, 100% from the green bond issuances in 2018 were allocated to KfW's programme "Renewable Energies - Standard" 83% wind energy, 47% in Germany 99% of all requests for disbursements were related to projects for the use of wind energy (83%) and solar energy (16%). 47% of the projects financed were located in Germany. 26% of all requests for disbursements were related to projects located in France, 10% in Sweden, and the remainder in the Netherlands, Ireland, Denmark, Finland, Italy, Japan and the UK. 2% of total funding Green bonds account for 2% of KfW's total funding which totalled EUR 76.1bn. Green Bonds – Made by KfW 1.6 bn EUR Total 1.62 bn EUR Green Bonds - Made by KfW / September 2019

KfW at debt capital markets KfW as an issuer of bonds and notes Green Bonds - Made by KfW / September 2019

Green Bonds - Made by KfW / September 2019 Since 2017 calculations based on the IRBA approach for a large part of the portfolio. For the remaining sub-portfolios KfW applies the CRSA approach until full IRBA approval. Solid business performance Key financial figures of KfW Group (IFRS) 2017 2018 1H 2019 Business activities (in EUR bn) – for the period Promotional business volume 76.5 75.5 33.6 Income statement key figures (in EUR mn) – for the period Operating result before valuation & promotional activities 1,661 1,387 843 Consolidated profit 1,427 1,636 904 Consolidated profit before IFRS effects from hedging 1,192 1,311 805 Balance sheet (in EUR bn) – at the end of the period Total assets 472.3 485.8 519.1 Equity 28.7 30.3 30.9 Volume of business 572.2 590.7 618.4 Key regulatory figures (in %)(1) – at the end of the period Tier 1 capital ratio 20.6% 20.1% 21.2% Total capital ratio 20.6% 20.1% 21.2%

Green Bonds - Made by KfW / September 2019 Highlights in 2018 and 1H2019 In 2018, KfW Group achieved a total volume of EUR 75.5bn in its promotional activity (-1.3% vs 2017). While KfW’s international business increased significantly, this was offset by a substantial decrease in its domestic business sectors. In light of the robust economic growth and good financing conditions for private and commercial investors, KfW scaled back its domestic promotion to EUR 46.0bn (2017: EUR 51.8bn). However, segments that provide impetus for the future were expanded, e.g. digitalisation and innovation. Also, there is great demand for the new Baukindergeld, a grant-based government-sponsored program launched in 09/2018, which helps families buy their own homes. International business grew by 20% to EUR 28.3bn. It was marked by a 29% increase in commitments in export and project finance (EUR 17.7bn) driven by an increase in almost all sectors. The promotion of developing countries and emerging economies grew by 8% to EUR 10.6bn, of which 82% were accounted for by KfW Development Bank and 18% by DEG. Focus areas are Africa and the Middle East. KfW Capital was founded in 08/2018 as a wholly owned subsidiary of KfW for the purpose of bundling its venture capital activities in one entity. Its business objective is to invest in German and European venture capital and venture debt funds with the aim to improve access to capital for innovative technology-oriented growth companies in Germany. While commitments in 2018 amounted to EUR 141m, KfW Capital aims to invest roughly EUR 2 billion within the next ten years. In the Financial markets business sector KfW invested a total of around EUR 1.1bn in securitisation transactions to promote SMEs (2019e: EUR 1bn). In addition, KfW supported climate change mitigation and environmental protection by investing EUR 0.4bn in green bonds (2019e: EUR 0.3bn). With a consolidated profit of EUR 1.6bn, KfW’s earnings position developed very well overall in 2018, significantly exceeding expectations. KfW expects a consolidated result 2019 before IFRS effects from hedging of approx. EUR 0.8bn, and therefore below its strategic target of EUR 1bn. In 1H2019, KfW Group committed EUR 33.6bn (-7% yoy) with 64% resulting from domestic and 36% from int’l business. Decreasing domestic commitments were only partially offset by increasing int’l commitments. Profit evolved very well (EUR 904m, +10% yoy) primarily due to persistently low need for credit risk provisions. Total assets are up 7% to EUR 519bn vs year-end 2018 mainly because of an increase in liquidity held due to the high funding volume in 1H2019.

Green Bonds - Made by KfW / September 2019 Business performance 75.5 bn EUR Total promotional business volume 2018 About 60% domestic and 40% international business. In 2018/19 shift towards int’l business. 486 bn EUR Total assets at end-2018 Germany’s 3rd largest credit institution in terms of total assets. 1.6 bn EUR Consolidated profit 2018 Better than expected, due to extremely low risk provisioning and positive valuation effects. Capital Ratio (Tier 1) 2017 2018 2015 .1 2016 1H 2019 18.3 22.3 20.6 20.1 21.2 16.8 preliminary IRBA CRSA IRBA approved BaFin minimum requirement BaFin approval as advanced IRBA institution since 6/2017. The increase of the Tier 1 capital ratio of KfW as of June 30, 2019, was mainly due to methodical adjustments of the evaluation procedure. in bn EUR in bn EUR in bn EUR in % IRBA approval Strategic target (before IFRS effects)

Basis of KfW’s funding Explicit and direct guarantee from the Federal Republic of Germany Defined by law Guarantee established in 1998 Direct, explicit and unconditional §1a of the Law concerning KfW: The Federal Republic guarantees all obligations of KfW in respect of loans extended to and debt securities issued by KfW, fixed forward transactions or options entered into by KfW and other credits extended to KfW as well as credits extended to third parties inasmuch as they are expressly guaranteed by KfW. Green Bonds - Made by KfW / September 2019

Tailor-made Placements Customized products for investor needs Flexible in currency, structure and maturity Uridashi transactions Green Bonds – Made by KfW Diversified SRI investor base Focus: € and $ Regular offerings and taps Private placements possible KfW Benchmark Programmes Large and liquid bonds, diversified investor base Regular offerings and taps Size: 3–5bn (6bn incl. taps, euro only) 3, 5, 7 and 10y Additional Public Bonds Large and liquid bonds, diversified investor base Tenors from 1 to 30y Liquid curves and strategic approach in ₤ and A$ Regular offerings and taps Wide selection of products addressing investor needs € $ € $ ₤ A$ NZ$ C$ SEK NOK € $ ₤ A$ SEK HK$ … € $ ¥ HK$ Mex$ CN¥ ZAR … Green Bonds - Made by KfW / September 2019

Relying on debt capital markets KfW is one of the largest issuers of bonds and notes Strong presence in debt capital markets Funding volume (EUR in billions) KfW Benchmark Programmes Green Bonds – Made by KfW Additional Public Bonds Tailor-made Placements 62.6 72.8 78.2 76.1 Green Bonds - Made by KfW / September 2019 Capitalization (at end-1H2019) Capital Markets Money Markets Other Liabilities (primarily collateral from derivative transactions) Equity

Benchmark bonds are key – core currencies euro and US dollar KfW’s funding by currencies and instruments Benchmark Programmes Instruments (in %) Currencies (in %) Additional Public Bonds Tailor-made Placements 2017 (EUR 78.2bn) 2019 H1 (EUR 53.6bn) 2016 (EUR 72.8bn) 2018 (EUR 76.1bn) 7 benchmark bonds (plus 3 taps) issued in EUR (2x 5y, 3y, 10y) and USD (2y, 3y, 5y) accounting for EUR 30.4bn raised. 2 “Green Bonds – Made by KfW” issuances in EUR and SEK with an equivalent of EUR 3.6bn. The SEK 7bn issuance in 3yrs marks the largest SEK green bond at the time. Ongoing strong demand for large and liquid benchmark bonds: 62% of total funding by June 2019. The challenging market environment led to a particularly flexible funding strategy. EUR remains by far #1 funding currency (approx. EUR 30.4bn, 57% of total funding). Decreasing share of USD funding as EUR funding levels are very competitive vs USD (after hedging into EUR). Strong investor demand for Sterling pushes the share of GBP as funding currency #3. Highlights in 1H 2019 Green Bonds Green Bonds - Made by KfW / September 2019

KfW in the capital markets in 2019 Strong presence in the capital markets with funding target of EUR 80 billion. KfW’s outstanding access to the capital markets, including in USD, facilitates the issue of liquid bonds. KfW relies on its proven strategy of diversification and therefore continues to offer a wide selection of products addressing investors’ needs. The KfW Benchmark Programmes remain the most important funding source. GBP, AUD and JPY are important for KfW’s funding mix. Increasing commitment to green bonds. EUR & USD remain key currencies in 2019 (2018: 88%). Green Bonds - Made by KfW / September 2019 Green Bonds – Made by KfW.

KfW as an investor in green bonds Green Bond portfolio of KfW Green Bonds - Made by KfW / September 2019

Motivation & Goals KfW’s long-term goal is an active contribution to the global reduction of environmental pollution and climate change, through alternative funding of sustainable projects via the capital market. The portfolio is backed by the Federal Ministry for the Environment, Nature Conservation, Building and Nuclear Safety (BMUB). KfW actively supports the green bond market with the development of qualitative standards and an engagement process with market participants. Since April 2015, KfW has been actively investing in Green Bonds on a global scale. Eligible Categories Renewable energy fund Energy efficiency projects Environmental friendly transportation Waste industry (Waste-) water-management Biodiversity measures Other refinancings with a positive impact on climate and environmental protection Goals and eligible categories of KfW’s Green Bond Portfolio KfW is also an active investor in Green Bonds Target volume €2bn Green Bonds - Made by KfW / September 2019

Minimum criteria & key portfolio figures of KfW’s Green Bond Portfolio KfW has strict criteria on its green bond investments KfW will invest in various fixed income securities Sovereigns and regions Supranationals, agencies and other state-owned or partially state-owned institutions Financials Corporates Covered bonds and „Pfandbriefe“ ABS (senior tranches only) Key Portfolio Figures Management of proceeds Transparent process of funds allocated and a competent project selection. Project description A clear description of the projects refinanced (including goals and projected impact). Reporting A frequent public reporting as well as an independent second party opinion. Minimum Criteria An investment-grade rating is mandatory. Currencies: primarily EUR and USD, but various other European currencies possible. Green Bonds - Made by KfW / September 2019

Green Bonds - Made by KfW / September 2019 Photo credits / references Title slide: full-page image: gettyImages, plainpicture / Piotr Krzeslak, Cultura Slide 5, Picture 1: KfW Photo Archive / Rüdiger Nehmzow Slide 5, Picture 2: KfW Photo Archive / Angelika Kohlmeier Slide 5, Picture 3: KfW Photo Archive / - Slide 5, Picture 4: DEG / Andreas Huppertz Slide 7, Picture 1: KfW-Photo Archive / photothek.net Slide 7, Picture 2: KfW-Photo Archive / Jürgen Lösel Slide 7, Picture 3: KfW-Photo Archive / Frank Blümler Slide 7, Picture 4: KfW Photo Archive / photothek.net Slide 7, Picture 5: KfW Bankengruppe / Jens Steingässer Slide 7, Picture 6: KfW-Photo Archive / Charlie Fawell Slide 9: KfW Photo Archive / Jens Steingässer Slide 11, Picture 1: thinkstock / Top Photo Corporation Slide 11, Picture 2: Fótolia / Olivier Le Moal Slide 11, Picture 3: KfW-Photo Archive / Thomas Klewar Slide 11, Picture 4: KfW-Bildarchiv / photothek.net Slide 12: KfW-Photo Archive / Thomas Futh Slide 16: : gettyImages, plainpicture / Piotr Krzeslak, Cultura Slide 20, Picture 1: NOTUS energy / FRICKE Film Slide 20, Picture 2: HP-T Höglmeier Polymer-Tech GmbH & Co. KG / Werner Röthlingshöfer Slide 20, Picture 3: KfW-Photo Archive / Claus Morgenstern Slide 20, Picture 4: KfW-Photo Archive / Claus Morgenstern Slide 43: Deutscher Bundestag / Lichtblick / Achim Melde Slide 44: Freunde des Hauses / gettyImages Slide 47: full-page image: gettyImages, plainpicture / Piotr Krzeslak, Cultura Slide 49: KfW-Photo Archive / Charlie Fawell Disclaimer, slide 14: The use by KfW of any MSCI ESG Research LLC Data, and the use of MSCI logos, trademarks, service marks or index names herin, do not constitute a sponsorship, endorsement or promotion of KfW by MSCI or any of its affiliates. MSCI services and data are the property of MSCI or its information providers. MSCI and MSCI research names and logos are trademarks or service marks of MSCI or its affiliates

Contacts Treasurer of KfW: Ext. Dr. Frank Czichowski- 2165 Treasury: Markus Schmidtchen- 4783 Capital Markets: Petra Wehlert- 4650 Otto Weyhausen-Brinkmann- 4652 Alexander Liebethal- 4656 Investor Relations: Jürgen Köstner - 3536 Dorota Reiter- 8537 Serviceline- 2222 KfW Bankengruppe Palmengartenstrasse 5–9 60325 Frankfurt am Main Phone +49 69 7431 - Ext. Fax+49 69 7431 - 3986 investor.relations@kfw.de Bloomberg: KfW <GO> https://www.kfw.de/KfW-Group/Investor-Relations/U.S.-investors/ Sign up here for our newsletter service Green Bonds - Made by KfW / September 2019